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                                                                EXHIBIT 23(j)(1)


                [Sutherland Asbill & Brennan LLP Letterhead]


                               October 1, 2002


Board of Trustees
Market Street Fund
300 Continental Drive
Newark, DE  19713

      RE:  MARKET STREET FUND

Trustees:

      We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 32 to the Form N-1A for Market Street Fund (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Sincerely,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:  /s/David S. Goldstein
                                         -------------------------------
                                         David S. Goldstein